EXHIBIT 99.5

Millennium Chemicals Inc.
C/O Proxy Services	INSTRUCTIONS FOR SUBMITTING PROXY:
P.O. Box 9141
Farmingdale, NY 11735	VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on , 2004. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on , 2004. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Millennium Chemicals Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

To sign up to receive shareholder communications electronically, please visit our website at www.millenniumchem.com to enroll.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS ☒	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

MILLENNIUM CHEMICALS INC.

1.	Proposal to adopt the Agreement and Plan of Merger, dated as of March 28, 2004, by and among Lyondell Chemical Company, Millennium Chemicals Inc. and Millennium Subsidiary LLC and the transactions contemplated thereby, including the merger, as more fully described in the accompanying proxy statement.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please sign as such, giving full title.

For comments or address changes, please check this box and note on the reverse side.    ☐

Please indicate if you plan to attend this meeting. Yes  ☐    No  ☐

HOUSEHOLDING ELECTION – Please indicate if you consent to receive certain future investor communications in a single package per household. Yes  ☐    No  ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Millennium Chemicals Inc. (herein the “Company”) hereby makes, constitutes and appoints C. William Carmean, Robert E. Lee and John E. Lushefski, and each of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in name, place and stead of the undersigned, to vote the number of shares of the Company’s common stock that the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held at the Company’s offices, 20 Wight Avenue in Hunt Valley, Maryland on                         , 2004 at             :00 a.m., local time, and at any adjournment(s) or postponement(s) thereof, on the matters set forth on the reverse side.

This proxy, when properly executed or submitted over the Internet or by telephone, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR item 1.

This card also constitutes my voting instructions with respect to shares held in the Millennium Chemicals Inc. Savings and Investment Plan, the Lyondell Chemical Company 401(k) Investment and Savings Plan, the Equistar Chemicals, LP Savings and Investment Plan, and the Equistar Chemicals, LP Savings and Investment Plan For Represented Employees, and the undersigned hereby authorizes Fidelity Management Trust Company, as Trustee of such plans, to vote the shares held in the undersigned’s account(s).

Address Changes/Comments:

(If you noted any address changes/comments above, please mark corresponding box on the reverse side.)

(Continued, and to be signed and dated, on the reverse side.)